Gates Industrial Reports Second-Quarter 2020 Results
Denver, CO, August 4, 2020
Second-Quarter 2020 Highlights
◦Net sales of $576.5 million compared to prior-year period of $809.9 million.
◦Net loss attributable to shareholders of $22.4 million, or $0.08 per diluted share, compared to prior-year period net income attributable to shareholders of $21.5 million, or $0.07 per diluted share.
◦Adjusted Net Income of $9.4 million, or $0.03 per diluted share.
◦Adjusted EBITDA of $83.2 million and Adjusted EBITDA margin of 14.4%.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the second quarter ended June 27, 2020.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “The sharp impact of COVID-19 in the second quarter presented a significant challenge for Gates, our employees and our customers; however, it also likely marked a turning point, as we believe the worst of the pandemic’s effect on our end markets is now behind us. While challenges and market uncertainty still remain, we continue to focus on the items we can control, including safety initiatives to protect our employees, preserving operational continuity to supply our mission-critical components globally and taking appropriate cost actions to mitigate the impact on margins from the volume decline. I am very proud of the Gates teams around the world and the resolve they have shown in this challenging environment.”
Jurek continued, “Throughout the second quarter we observed sequential monthly improvement in our business, as customers brought production back online and most movement restrictions were lifted. Our replacement channels, in particular, demonstrated resilience with their rate of improvement during the quarter, which we believe speaks to the critical nature of our products. Based on the trends we see today, we expect demand to continue to recover in the second half of the year. Although COVID-19 is not yet fully under control, I am pleased with the trajectory of the business and confident the cost actions we’ve taken while continuing to fund key initiatives position us well to capitalize on the recovery.”

Second-Quarter Financial Results
Second-quarter net sales of $576.5 million decreased 28.8% over the prior-year quarter net sales of $809.9 million, including a 26.4% core revenue decline and an unfavorable foreign currency impact of 2.4%. The significant overall revenue decline notwithstanding, trends improved throughout the quarter across the business. China returned to growth on a strong performance in industrial end markets, while all other regions saw notable sequential improvement during the quarter as end markets began to recover from the broad-based weakness caused by the COVID-19 pandemic.
Net loss attributable to shareholders in the second quarter was $22.4 million, or $0.08 per diluted share, compared to net income attributable to shareholders of $21.5 million, or $0.07 per diluted share, in the prior-year period. Adjusted Net Income was $9.4 million, or $0.03 per diluted share, compared to $75.2 million, or $0.26 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the second quarter of 2020 was 290,732,375 compared to 291,802,754 in the second quarter of 2019.

Second-quarter Adjusted EBITDA was $83.2 million, or 14.4% of net sales, compared to $165.4 million, or 20.4% of net sales in the prior-year quarter, representing Adjusted EBITDA margin contraction of 600 basis points. The decline was driven by significantly lower production volumes and related manufacturing inefficiencies.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	June 27, 2020	June 29, 2019	% Change	% Core Change
Net sales	$370.0	$501.5	(26.2%)	(23.7%)
Adjusted EBITDA	$57.7	$105.6	(45.4%)
Adjusted EBITDA margin	15.6%	21.1%	(550 bps)
Depreciation & amortization (1)	$16.6	$16.5	+0.6%
Amort. of intangibles from acq. of Gates	$18.5	$18.3	+1.1%

	For the six months ended
(USD in millions)	June 27, 2020	June 29, 2019	% Change	% Core Change
Net sales	$811.2	$1,001.0	(19.0%)	(16.8%)
Adjusted EBITDA	$137.2	$215.5	(36.3%)
Adjusted EBITDA margin	16.9%	21.5%	(460 bps)
Depreciation & amortization (1)	$32.5	$32.9	(1.2%)
Amort. of intangibles from acq. of Gates	$36.7	$36.7	—%

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Power Transmission net sales decreased 26.2% to $370.0 million in the second quarter, reflecting a core revenue decline of 23.7% and an additional 2.5% of unfavorable foreign currency effects. The segment saw notable improvement throughout the quarter, particularly in the automotive replacement and industrial first-fit channels. Power Transmission revenue in China grew modestly year-over-year on a core basis, led by a strong performance in the heavy-duty truck and general industrial end markets.
Adjusted EBITDA decreased 45.4% over the prior-year quarter, while Adjusted EBITDA margin contracted by 550 basis points, attributable to the significant decline in volumes and related manufacturing inefficiencies.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	June 27, 2020	June 29, 2019	% Change	% Core Change
Net sales	$206.5	$308.4	(33.0%)	(30.6%)
Adjusted EBITDA	$25.5	$59.8	(57.4%)
Adjusted EBITDA margin	12.3%	19.4%	(710 bps)
Depreciation & amortization (1)	$9.3	$10.1	(7.9%)
Amort. of intangibles from acq. of Gates	$10.3	$11.3	(8.8%)

	For the six months ended
(USD in millions)	June 27, 2020	June 29, 2019	% Change	% Core Change
Net sales	$475.4	$613.8	(22.5%)	(20.7%)
Adjusted EBITDA	$66.8	$115.4	(42.1%)
Adjusted EBITDA margin	14.1%	18.8%	(470 bps)
Depreciation & amortization (1)	$19.0	$20.1	(5.5%)
Amort. of intangibles from acq. of Gates	$21.4	$22.6	(5.3%)

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Fluid Power net sales decreased 33.0% to $206.5 million in the second quarter, reflecting a core revenue decline of 30.6% and unfavorable foreign currency effects of 2.4%. Similar to our Power Transmission segment, Fluid Power revenue improved throughout the quarter, most significantly in the replacement channels. Revenue in China returned to growth on a core basis, due in part to strong performance in the construction end market.
Adjusted EBITDA margin declined 710 basis points over the prior-year quarter. Adjusted EBITDA was primarily impacted by significantly lower production volumes and the associated manufacturing inefficiencies.
Liquidity and Capital Resources
During the second quarter of 2020, the Company generated $40.5 million of cash from operations. Second-quarter capital expenditures declined slightly to $12.7 million from $19.2 million in the prior-year period, the largest portion of which represented maintenance expenditures.
As of June 27, 2020, the Company had total cash of $639.7 million, committed borrowing headroom of $415.3 million, and total outstanding debt of $3.0 billion. The Company does not have any meaningful debt maturities until 2024 and does not expect to draw down any committed lines of credit in the foreseeable future.
2020 Outlook
Due to the continuing level of uncertainty related to the COVID-19 pandemic and the inability to predict the trajectory and sustainability of the demand recovery, the Company is not reinstating full-year 2020 core revenue or Adjusted EBITDA guidance at this time. The Company continues to expect total capital expenditures of approximately $70 million and Free Cash Flow Conversion to be greater than 100% of Adjusted Net Income.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 5:00 pm ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by registering at this link: http://www.directeventreg.com/registration/event/9968568. An audio replay of the conference call can be accessed by dialing (800) 585-8367 (domestic) or +1 (416) 621-4642 (international), and providing the passcode 9968568, or by accessing Gates Industrial’s website at investors.gates.com.

About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, financial results, liquidity and capital resources, statements regarding the impact of and recovery from the COVID-19 pandemic, and the statements in the “2020 Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the uncertainties relating to the impact of the COVID-19 pandemic and associated governmental measures on the company's business, operations, employees, financial condition and results of operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control, continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission (“SEC”), as supplemented by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except per share amounts)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$576.5	$809.9	$1,286.6	$1,614.8
Cost of sales	373.0	508.5	827.3	1,006.1
Gross profit	203.5	301.4	459.3	608.7
Selling, general and administrative expenses	182.9	198.0	376.3	398.5
Transaction-related income	—	(0.7)	(0.2)	(0.3)
Asset impairments	3.7	—	3.7	—
Restructuring expenses	17.2	0.3	19.1	3.6
Other operating (income) expenses	(3.7)	1.9	(1.4)	4.8
Operating income from continuing operations	3.4	101.9	61.8	202.1
Interest expense	34.3	39.2	71.0	77.3
Other income	(3.7)	(1.5)	(5.8)	(4.8)
(Loss) income from continuing operations before taxes	(27.2)	64.2	(3.4)	129.6
Income tax expense (benefit)	0.6	37.5	(15.5)	(502.2)
Net (loss) income from continuing operations	(27.8)	26.7	12.1	631.8
Loss on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	0.2	0.2	0.2	0.5
Net (loss) income	(28.0)	26.5	11.9	631.3
Less: non-controlling interests	(5.6)	5.0	(1.3)	(3.9)
Net (loss) income attributable to shareholders	$(22.4)	$21.5	$13.2	$635.2

(Loss) earnings per share
Basic
(Loss) earnings per share from continuing operations	$(0.08)	$0.07	$0.05	$2.19
Earnings per share from discontinued operations	—	—	—	—
(Loss) earnings per share	$(0.08)	$0.07	$0.05	$2.19

Diluted
(Loss) earnings per share from continuing operations	$(0.08)	$0.07	$0.05	$2.18
Earnings per share from discontinued operations	—	—	—	—
(Loss) earnings per share	$(0.08)	$0.07	$0.05	$2.18

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of June 27,2020	As of December 28,2019
Assets
Current assets
Cash and cash equivalents	$639.7	$635.3
Trade accounts receivable	655.3	694.7
Inventories	498.8	475.1
Taxes receivable	30.3	22.1
Prepaid expenses and other assets	135.3	131.4
Total current assets	1,959.4	1,958.6
Non-current assets
Property, plant and equipment, net	671.2	727.9
Goodwill	1,982.6	2,060.5
Pension surplus	36.3	38.1
Intangible assets, net	1,791.2	1,876.0
Operating lease right-of-use assets	118.2	123.0
Taxes receivable	24.1	23.0
Deferred income taxes	575.7	587.1
Other non-current assets	17.6	17.1
Total assets	$7,176.3	$7,411.3
Liabilities and equity
Current liabilities
Debt, current portion	$63.5	$46.1
Trade accounts payable	317.8	374.7
Taxes payable	25.5	48.5
Accrued expenses and other current liabilities	222.5	188.8
Total current liabilities	629.3	658.1
Non-current liabilities
Debt, less current portion	2,906.9	2,912.3
Post-retirement benefit obligations	146.4	151.2
Lease liabilities	111.2	116.2
Taxes payable	106.2	108.8
Deferred income taxes	333.9	369.3
Other non-current liabilities	100.7	84.7
Total liabilities	4,334.6	4,400.6
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000 ; outstanding shares: 290,754,856 (December 28, 2019: authorized shares: 3,000,000,000; outstanding shares: 290,157,299)	2.9	2.9
—Additional paid-in capital	2,445.4	2,434.5
—Accumulated other comprehensive loss	(1,036.2)	(858.4)
—Retained earnings	1,085.2	1,072.0
Total shareholders’ equity	2,497.3	2,651.0
Non-controlling interests	344.4	359.7
Total equity	2,841.7	3,010.7
Total liabilities and equity	$7,176.3	$7,411.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
(USD in millions)	June 27, 2020	June 29, 2019
Cash flows from operating activities
Net income	$11.9	$631.3
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	109.6	112.3
Non-cash currency transaction loss (gain) on debt and hedging instruments	0.6	(4.7)
Other net non-cash financing costs	3.1	6.2
Share-based compensation expense	8.6	6.4
Decrease in post-employment benefit obligations, net	(3.4)	(4.5)
Deferred income taxes	(11.6)	(618.2)
Asset impairments	5.1	0.3
Other operating activities	4.1	3.4
Changes in operating assets and liabilities, net of effects of acquisitions:
—Decrease (increase) in accounts receivable	25.0	(37.0)
—(Increase) decrease in inventories	(39.3)	0.1
—Decrease in accounts payable	(49.1)	(47.4)
—Increase in prepaid expenses and other assets	(0.4)	(13.3)
—(Decrease) increase in taxes payable	(35.7)	53.8
—Increase (decrease) in other liabilities	43.1	(24.9)
Net cash provided by operations	71.6	63.8
Cash flows from investing activities
Purchases of property, plant and equipment	(23.1)	(36.9)
Purchases of intangible assets	(4.5)	(5.2)
Cash paid under corporate-owned life insurance policies	(9.8)	(9.5)
Cash received under corporate-owned life insurance policies	—	3.9
Other investing activities	0.3	0.2
Net cash used in investing activities	(37.1)	(47.5)
Cash flows from financing activities
Issuance of shares	2.7	1.6
Payments of long-term debt	(12.4)	(18.9)
Debt issuance costs paid	(0.3)	—
Dividends paid to non-controlling interests	(9.9)	(15.0)
Other financing activities	1.0	1.0
Net cash used in financing activities	(18.9)	(31.3)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(11.5)	2.6
Net increase (decrease) in cash and cash equivalents and restricted cash	4.1	(12.4)
Cash and cash equivalents and restricted cash at the beginning of the period	636.6	424.6
Cash and cash equivalents and restricted cash at the end of the period	$640.7	$412.2
Supplemental schedule of cash flow information
Interest paid	$48.5	$80.0
Income taxes paid, net	$16.6	$61.9
Accrued capital expenditures	$0.9	$1.1

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Six months ended
(USD in millions)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net (loss) income from continuing operations	$(27.8)	$26.7	$12.1	$631.8
Adjusted for:
Income tax expense (benefit)	0.6	37.5	(15.5)	(502.2)
Net interest and other expenses	30.6	37.7	65.2	72.5
Depreciation and amortization	54.7	56.2	109.6	112.3
Transaction-related income (1)	—	(0.7)	(0.2)	(0.3)
Asset impairments	3.7	—	3.7	—
Restructuring expenses (2)	17.2	0.3	19.1	3.6
Share-based compensation expense	5.7	3.8	8.6	6.4
Sponsor fees (included in other operating expenses) (3)	—	2.0	1.7	3.8
Inventory impairments (included in cost of sales)	1.4	0.3	1.4	0.3
Severance expenses (included in cost of sales)	0.5	0.5	0.6	0.5
Severance expenses (included in SG&A)	0.3	1.4	0.8	1.2
Other items not directly related to current operations	(3.7)	(0.3)	(3.1)	1.0
Adjusted EBITDA	$83.2	$165.4	$204.0	$330.9

(1)	Transaction-related income relates primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses and debt refinancings.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net (Loss) Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except share numbers and per share amounts)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net (loss) income attributable to shareholders	$(22.4)	$21.5	$13.2	$635.2
Adjusted for:
Loss on disposal of discontinued operations	0.2	0.2	0.2	0.5
Amortization of intangible assets arising from the 2014 acquisition of Gates	28.8	29.6	58.1	59.3
Transaction-related income (1)	—	(0.7)	(0.2)	(0.3)
Asset impairments	3.7	—	3.7	—
Restructuring expenses (2)	17.2	0.3	19.1	3.6
Share-based compensation expense	5.7	3.8	8.6	6.4
Sponsor fees (included in other operating expenses) (3)	—	2.0	1.7	3.8
Inventory impairments (included in cost of sales)	1.4	0.3	1.4	0.3
Adjustments relating to post-retirement benefits	(0.7)	(0.6)	(1.2)	(1.9)
Financing-related FX (gains) losses	(2.2)	0.3	(1.9)	(0.6)
One-time net tax expense (benefit) (4)	—	28.3	—	(513.0)
One-time non-controlling interest adjustment	—	—	—	(15.0)
Other adjustments (5)	(14.2)	(0.2)	(15.0)	(1.1)
Estimated tax effect of the above adjustments	(8.1)	(9.6)	(16.7)	(19.6)
Adjusted Net Income	$9.4	$75.2	$71.0	$157.6

Diluted weighted-average number of shares outstanding	290,732,375	291,802,754	291,716,507	291,863,973
Adjusted Net Income per diluted share	$0.03	$0.26	$0.24	$0.54

(1)	Transaction-related income relates primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses and debt refinancings.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)	During the first quarter of 2019, we recognized a one-time, non-cash tax benefit related to the release of valuation allowances on net operating loss carryforwards in Europe. This benefit was offset partially by certain indirectly related unrecognized tax benefits.
(5)	During the three and six months ended June 27, 2020, other adjustments included $11.3 million and $13.3 million, respectively, in relation to the non-controlling interest share of the adjustments above, primarily restructuring expenses incurred in relation to the closure of our manufacturing facility in Korea.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended June 27, 2020
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended June 27, 2020 (1)	$370.0	$206.5	$576.5
Impact on net sales of movements in currency rates	12.4	7.4	19.8
Core revenue for the three months ended June 27, 2020	$382.4	$213.9	$596.3

Net sales for the three months ended June 29, 2019	501.5	308.4	809.9
Decrease in net sales on a core basis (core revenue)	$(119.1)	$(94.5)	$(213.6)

Core revenue growth	(23.7%)	(30.6%)	(26.4%)

	Six months ended June 27, 2020
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the six months ended June 27, 2020 (1)	$811.2	$475.4	$1,286.6
Impact on net sales of movements in currency rates	21.9	11.6	33.5
Core revenue for the six months ended June 27, 2020	$833.1	$487.0	$1,320.1

Net sales for the six months ended June 29, 2019	1,001.0	613.8	1,614.8
Decrease in net sales on a core basis (core revenue)	$(167.9)	$(126.8)	$(294.7)

Core revenue growth	(16.8%)	(20.7%)	(18.2%)

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Six months ended		Twelve months ended
(USD in millions)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net cash provided by operations	$71.6	$63.8	$356.7	$283.4
Capital expenditures (1)	(27.6)	(42.1)	(68.6)	(110.6)
Free Cash Flow	$44.0	$21.7	$288.1	$172.8

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	June 27, 2020	June 29, 2019
Free Cash Flow	$288.1	$172.8
Adjusted Net Income	$192.7	$353.1
Free Cash Flow Conversion	149.5%	48.9%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com